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                                                                   Exhibit 10.64

                             SEPARATION AGREEMENT

This Separation Agreement ("Agreement") is made and entered into by and between George K. Ross ("Ross") and Tier Technologies, Inc. (the "Company"), as of the eighth day after this Agreement is signed by Ross (the "Effective Date"). The parties reached agreement on the terms contained herein on December 31, 1999. Accordingly, Ross and the Company hereby agree as follows:

1. Separation Date. Effective January 12, 2000 (the "Separation Date"), Ross' employment with the Company will be terminated by the Company for reasons other than cause (as defined in Section 4(iii) of the First Amended and Restated Employment Agreement between Ross and the Company dated February 16, 1998 (the "Employment Agreement"), attached hereto as Exhibit A). As of the Separation Date, Ross will no longer hold any positions with the Company as an employee, director or any and all other positions Ross may have held with the Company and/or its affiliates. The Employment Agreement will be terminated as of the Separation Date and will no longer have any force or effect, except as specifically referenced in this Agreement.

2. Accrued Salary And Vacation. The Company agrees that it will pay Ross all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. Ross understands that he is entitled to this payment regardless of whether or not Ross signs this Agreement.

3. Expense Reimbursement. Ross agrees that he has submitted his final documented expense reimbursement statement reflecting all business expenses he incurred prior to and including the Separation Date, and acknowledges receipt of the full amount of reimbursement therefor. Ross also acknowledges that he has paid in full all outstanding balances on his Corporate American Express Card.

4. Severance. In exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees to make severance payments to Ross in the total amount of $189,000, subject to standard deductions and withholdings, which approximates nine (9) months of Ross' base salary. Except as provided in Section 7 herein, the severance payments will be made on the Company's ordinary payroll dates in eighteen consecutive equal installments, minus standard deductions and withholdings, until the eighteenth payment has been made. The period of time during which the Company is paying Ross severance payments will be called the "Severance Period."

5. Insurance Benefits. In the event that Ross elects continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will pay for the same portion of Ross' COBRA health insurance premium that it paid
during Ross' employment with the Company.   Ross will be responsible for the
same portion of the COBRA health insurance premium that Ross paid during his employment with the Company, as well as any excess payment resulting from any difference in the costs of COBRA health insurance premiums and the Company-sponsored plan. As of the Separation Date, the Company will cancel all company-
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sponsored life insurance policies, unless Ross elects to continue such policies at his own expense.

6. Loan Forgiveness. In exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees to forgive any and all outstanding indebtedness Ross has to the Company arising from the loan Ross received from the Company on February 2, 1998 in the initial principal amount of eighty-five thousand dollars ($85,000) ("the Housing Loan"). The remaining indebtedness including accrued interest on the Housing Loan is $94,369.99. As of the Effective Date of this Agreement, the Housing Loan is forgiven and the Deed of Trust Ross pledged as security for the Housing Loan on January 8, 1999, attached hereto as Exhibit B, is terminated and no longer of any force or effect. The Company will execute and deliver to Ross such customary documents as Ross may reasonably in a good faith request to evidence the termination of such Deed of Trust. In addition, as of the Effective Date of this Agreement, and pursuant to Sections 2.7 and 4(iv)(C) of the Employment Agreement, the Company will forgive all remaining indebtedness Ross has incurred as a result of the relocation loan (the "Relocation Loan") provided to Ross by the Company on February 3, 1997 in the initial principal amount of twenty-thousand dollars ($20,000). The remaining indebtedness on the Relocation Loan is six hundred twenty-six dollars ($626.00).

Ross understands and agrees that the Company will make appropriate deductions and withholdings from the severance payments Ross will receive pursuant to
Section 4 herein, to cover Ross' tax liability as a result of the Company's forgiveness of the Housing Loan and the Relocation Loan. In the event the severance payments Ross will receive pursuant to Section 4 herein, isn't sufficient to cover his tax liabilities, he will remit the amount necessary to cover his tax withholdings to the Company. Ross agrees to hereby indemnify and defend the Company against any and all taxes and/or liability arising from the Company's forgiveness of the Housing Loan and the Relocation Loans, including penalties and interest.

7. Stock Options. Pursuant to Sections 2.3 and 4.2(iv)(B) of the Employment Agreement, the vesting of all the stock options granted to Ross to purchase shares of the Company's Common Stock (the "Options") shall be accelerated upon the termination effected hereby, such that as of the Separation Date, all the shares subject to the Options will be vested and immediately exercisable on the terms provided in the Stock Option Agreement pursuant to which the Options were granted. In the event that Ross elects to exercise his vested but unexercised Options prior to the last severance payment (as provided in Section 4 herein) in order to avoid forfeiture of the Options, the Company agrees to make a lump sum payment of the balance of severance payments due to Ross under Section 4, minus standard deductions and withholdings, within five (5) days before the final date of the expiration date of the exercise period for the Options.

Ross agrees that he will be solely responsible for all tax returns and payments associated with the exercise of the Options and understands and agrees that the Company will make appropriate deductions and withholdings from the severance payments Ross will receive pursuant to Section 4 herein, to cover Ross' tax liability as a result of his exercise of any portion or all of the Options. In the event the severance payments Ross receives pursuant to Section 4 herein isn't sufficient to cover his tax liabilities, he will remit the amount necessary to cover his tax
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withholdings to the Company. Ross agrees to indemnify and defend the Company against any and all taxes and/or liability arising from Ross' exercise of the Options.

8. Other Compensation and Benefits. Except as expressly provided herein, Ross acknowledges and agrees that Ross is not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company. Ross agrees and understands that except as provided in Section 7 herein, all vesting under any stock compensation award (e.g., incentive stock option, nonqualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the Separation Date, except as expressly provided by this Agreement, any and all rights that Ross may have in any Employee Stock Purchase Plan or Stock Option Plan are determined in accordance with the provisions of the applicable plan and any agreements signed by Ross.

9. Computer, E-mail and Voicemail Access. The Company agrees to provide Ross with the use of the Company owned computer currently in Ross' possession and with Company owned printers, fax machines, telephone lines and related equipment for a period of sixty (60) days from the Separation Date. After such sixty (60) day period, Ross will return all Company owned property, unless he opts to purchase the computer from the Company at the lower of its net book value, as determined by the Company in its sole discretion. In addition, the Company will provide Ross with e-mail and voicemail access for such sixty day period.

10. Non-compete and Non-solicitation During Severance Period. In exchange for the promises and covenants herein, Ross agrees that during the Severance Period,

     (a) Ross will not, either directly or through others, solicit or accept any business from any customer of the Company for products or services competitive with those of the Company, or request, induce or advise customers of the Company to withdraw, curtail or cancel their business with the Company; and

     (b) Ross will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

11. Termination of Company's Obligations. Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations, and Ross' rights, pursuant to Section 4 herein, regarding the payment of severance, shall cease and be rendered a nullity immediately should Ross fail to comply with any of the provisions of Sections 10 and 14 herein.

12. No Further Employment with the Company. Ross understands and agrees that, as a condition of this Agreement, Ross shall not be entitled to any employment with the Company, its parents or subsidiaries, and Ross hereby waives any right, or alleged right, of employment or re-employment with the Company and any of its parents or subsidiaries. Ross further agrees that Ross will only be eligible to apply for employment with the Company, its parents or subsidiaries, if Ross obtains prior written consent from the Company, which consent may be withheld for any reason or no reason.
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13.  Company Property.  Upon the Separation Date, Ross agrees to return to the
Company all Company documents (and all copies thereof) and other Company property in Ross' possession or Ross' control, including, but not limited to, Company-sponsored credit cards (such as Ross' Company American Express card), Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, entry cards, keys, and any other materials of any nature pertaining to Ross' work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company within fifteen (15) days after the Separation Date, except as otherwise provided in
Section 9 herein.

14. Continuing Obligation to Protect Company's Confidential Information. Ross hereby acknowledges and confirms his continuing obligation to protect the Company's Confidential Information pursuant to Section 6.2 of the Employment Agreement.

15. Non-Disparagement. Ross and the Company agree that neither party will at any time disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

16. Confidentiality and Publicity. The provisions of this Agreement shall be held in strictest confidence by Ross and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Ross may disclose this Agreement, in confidence, to Ross' immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

17. Release of Claims. In exchange for the promises and covenants set forth herein, Ross hereby releases, acquits, and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Ross, the termination of that employment, and the Company's performance of its obligations as Ross' former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

18. ADEA Waiver. Ross further acknowledge that Ross is knowingly and voluntarily waiving and releasing any rights Ross may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). Ross also acknowledges that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which Ross was already entitled. Ross hereby provides the further acknowledgment that Ross is advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) Ross' waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release; (b) Ross has the right to consult with an attorney prior to executing this release (although Ross may voluntarily choose not to do so); (c) Ross may have at least twenty-one (21) days to consider this Agreement (although Ross may by Ross' own choice execute this release earlier); (d) Ross has seven (7) days following the execution of this release to revoke this release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by Ross (the "Effective Date") as indicated below by his signature at the end of this Agreement.

19. Release of Claims by the Company. The Company hereby releases, acquits and forever discharges Ross and his agents, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind in nature, in law, equity or otherwise arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date the Company executes this Agreement, relating to any act or omission by Ross within the authorized course and scope of his employment with the Company, with the exception of any claim arising out of his obligations under this Agreement, including the Proprietary Information and Invention Agreement or any other obligations relating to the proprietary information of the Company. The Company, after reasonable inquiry of its officers, directors and managerial employees, acknowledges that as of the Effective Date they have no knowledge, information or belief that Ross has performed any act or omission outside the authorized course and scope of his employment. The Company acknowledges and agrees to indemnify Ross for acts relating to any act or omission by Ross within the authorized course and scope of his employment with the Company to the extent required by California law and permitted by the Company's by-laws.

20. Section 1542 Waiver. The Company and Ross both acknowledge that each has read and understands Section 1542 of the Civil Code of the State of California, which reads as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Company and Ross hereby expressly waive and relinquish all rights and benefits under Section 1542 to the extent it relates to the subject matter of the releases granted by the parties herein and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted by the parties herein.

21. No Admissions. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

22. Entire Agreement. This Agreement, including Exhibits A and B hereto, constitutes the complete, final and exclusive embodiment of the entire Agreement between Ross and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Ross and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

23. Successors and Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

24. Applicable Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

25. Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Ross and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") under the then-existing AAA employment-related arbitration rules in Walnut Creek, California. If for any reason all or part of this arbitration provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible. The prevailing party in such arbitration proceeding shall be entitled to recover from the other party reasonable attorneys' fees, arbitration expenses and other recoverable costs incurred in connection with such arbitration proceeding.

26. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

27. Indemnification. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein.

28. Authorization. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

29. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

30. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

George Ross,
an individual.


/s/ George Ross
----------------------------
George Ross

Dated: January 21, 2000
       ---------------------

[Tier Technologies, Inc. Signatory],
C.E.O.

/s/ James L. Bildner
----------------------------
[Company Signatory]

Dated:______________________